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                                                                    EXHIBIT 10.6


$5,720,585.64                                                 New York, New York
                                                               February 25, 1999

          FOR VALUE RECEIVED, WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation and THERMATRIX INC. A Delaware corporation, (hereinafter referred to as "Borrowers"), hereby jointly and severally unconditionally PROMISE TO PAY to WEXFORD MANAGEMENT LLC or registered assigns, a Connecticut limited liability company, as agent (the "Agent"), at 411 West Putnam Avenue, Greenwich, Connecticut 06830 or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of [five million, seven hundred and twenty thousand, five hundred and eighty five and sixty four cents.] ($5,720,585.64) or such lesser amount as may be outstanding hereunder, together with interest on the unpaid principal amount of this Note outstanding from time to time at the rate provided in the Credit Agreement (as hereinafter defined).

          This Note is issued pursuant to that certain Second Amended and Restated Credit Agreement dated as of February 25, 1999 among Borrowers, the Lenders named therein and the Agent, as agent (the "Credit Agreement"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement or in the Loan Documents.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the Maturity Date (as defined in the Credit Agreement). Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.

          If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          The Borrowers shall have no right to set off any amounts owed, under this Note against any amounts, if any, owed or claimed to be owed now or in the future to either of the Borrowers by the Agent or any Lender resulting from any claims, rights, damages, demands, causes of action or liabilities of any nature whatsoever, known or unknown, contingent or fixed, whether due or to become due, that any Borrower has had, now has or may have at any future time by reason of any cause, matter or thing whatsoever, directly or indirectly, including, without limitation, relating to the Merger Agreement or the transactions contemplated thereby. Borrowers jointly and severally agree that, as of the date of this Credit Agreement, their obligations under this Credit Agreement are not subject to any offsets or defenses against the Agent, the Lenders or Borrower of any kind. Borrowers further jointly and severally agree that their obligations under
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this Note shall not be subject to any counterclaims, offsets or defenses against the Agent, the Lenders or against Borrower of any kind which may arise in the future.

          Upon and after the occurrence of an Event of Default, this Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.
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          This Note has been executed, delivered and accepted at New York, New
York and shall be interpreted, governed by, and construed in accordance with, the laws of the State of New York.

                              WAHLCO ENVIRONMENTAL SYSTEMS, INC.


                              By: /s/ Daniel S. Tedone
                                 ----------------------------------
                                 Name:  Daniel S. Tedone
                                 Title: Executive Vice President &
                                        Chief Financial Officer

                              THERMATRIX INC.



                              By: /s/ Daniel S. Tedone
                                 ----------------------------------
                                 Name:  Daniel S. Tedone
                                 Title: Executive Vice President &
                                        Chief Financial Officer